DELAWARE
                                   ---------
                                THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF "ELITE PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH A.D. 2006, AT 2 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


                                       /s/ Harriet Smith Windsor
 2791326 8100      [LOGO OMITTED]      --------------------------
 060236777                             Harriet Smith Windsor, SECRETARY OF STATE
                                       AUTHENTICATION: 4584334
                                       DATE: 03-10-06

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                   DELIVERED 02:00 PM 03/10/2006
                                                     FILED 02:00 PM 03/10/2006
                                                   SRV 060236777 -- 2791326 FILE

                       CERTIFICATE OF RETIREMENT OF STOCK

                                       OF

                          ELITE PHARMACEUTICALS, INC.

          Elite  Pharmaceuticals,   Inc.  (the  "CORPORATION"),   a  corporation
     organized and existing under the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

          FIRST: That written consent of the Board of Directors of the Corporation held on February 27, 2006, a resolution was duly adopted retiring shares of the capital stock of said corporation, which was issued but not outstanding, to the extent hereinafter set forth, and which retired shares had no capital applied to their acquisition.

          SECOND: The shares of capital stock of the Corporation, which are retired, are identified as being 516,558 shares of the Series A Preferred Stock with a par value of $0.01 per share.

          THIRD: That the Certificate of Incorporation of the Corporation, as amended and supplemented to date, prohibits the reissuance of the shares of Series A Preferred Stock when so retired; and, pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this Certificate as therein provided, the Certificate of Incorporation of said Corporation, as amended and supplemented to date, shall be amended so as to effect a reduction in the authorized number of shares of the Series A Preferred Stock to the extent of 516,558 shares, being the total number of shares retired with a par value of $0.01 per share and an aggregate par value of $5,165.58.

          IN  WITNESS  WHEREOF,   the  Certificate  has  been  executed  by  the
     Corporation by its President this 9th day of March, 2006.

                                          ELITE PHARMACEUTICALS, INC.

                                          By: /s/ Bernard Berk
                                          ---------------------
                                          Bernard Berk, President